FOR IMMEDIATE RELEASE

Financial Contact: Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Press Contact: Carolyn Robinson IDT Worldwide Marketing Phone: (408) 284-8200 E-mail: carolyn.robinson@idt.com

IDT REPORTS STRONG SEQUENTIAL REVENUE AND PROFIT GROWTH

Fiscal Q2 Revenue Increased 20 Percent Q/Q to $139.5 Million

Gross Margin and EPS Above High End of Projections

SAN JOSE, Calif., Oct. 27, 2009 — IDT® (Integrated Device Technology, Inc.; NASDAQ: IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal second quarter ended September 27, 2009.

“Revenue, gross margin and EPS for our fiscal second quarter 2010 were all above the high end of our prior projections provided on July 28, 2009,” said Dr. Ted Tewksbury, president and CEO of IDT.  “We achieved a 20 percent sequential increase in revenue driven by strong demand across all three of our end markets – consumer, computing, and communications.  Solid revenue contributions from core businesses, like PC clocks and gaming, were augmented by significant revenue increases in new growth areas like video and serial switching.  Non-GAAP gross margin increased by 4 percent sequentially to over 50 percent, driven by higher revenue, improved product mix and increased fab utilization.  These improvements, combined with accelerated synergies from our recent Tundra Semiconductor acquisition, enabled us to deliver non-GAAP EPS of $0.07.  Overall, this quarter demonstrated that IDT’s strategy of expanding our core strengths while layering on new growth segments is producing positive results and considerable operating leverage.”

Recent Highlights

Recently, IDT announced:

•	the IDT PanelPort™ LinkXtend™ solution – a DisplayPort™-based single chip device that extends cables for PCs and mobile computers to connect to monitors and projectors
•	the newest members of the IDT PureTouchTM family of capacitive touch devices, targeting computing, white goods and portable devices
•	a new family of Power Smart audio codecs that are designed to serve the audio needs of today’s business and consumer desktops
•	its Serial RapidIO Gen2 program consisting of a comprehensive portfolio of IP, switches, evaluation platforms and tools
•	its new family of embedded clocks that are ideal for embedded applications or any computing system that is hidden from view and runs a real-time operating system
•	an agreement to transfer product fabrication processes and related activities currently running in the IDT Hillsboro, Oregon facility to TSMC foundries

    The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations.  Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies.  Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal second quarter of 2010 was $139.5 million, compared with $200.5 million reported in the same period one year ago.

•
GAAP net income for the fiscal second quarter of 2010 was $60.5 million or $0.36 per diluted share, versus GAAP net income of $11.7 million or approximately $0.07 per diluted share in the same period one year ago.  Fiscal second quarter 2010 GAAP results include an $82.7 million gain from the sale of the Company’s network search engine business, $14.4 million in restructuring related charges, $14.1 million in acquisition related charges of which $6.1 million is related to the amortization of acquisition related intangibles, $3.9 million of stock-based compensation and $2.0 million in tax adjustments.

•
Non-GAAP net income for the fiscal second quarter of 2010 was $12.2 million or $0.07 per diluted share, compared with non-GAAP net income of $43.3 million or $0.25 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal second quarter of 2010 was $51.1 million, compared with GAAP gross profit of $87.2 million in the same period one year ago.  Non-GAAP gross profit for the fiscal second quarter of 2010 was $70.2 million, compared with non-GAAP gross profit of $102.8 million reported in the same period one year ago.

•
GAAP R&D expense for the fiscal second quarter of 2010 was $41.5 million, flat from the same period one year ago.  Non-GAAP R&D expense for the fiscal second quarter of 2010 was $35.9 million, compared with Non-GAAP R&D of $36.3 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal second quarter of 2010 was $30.7 million, compared with GAAP SG&A expense of $32.2 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal second quarter of 2010 was $21.9 million, compared with non-GAAP SG&A expense of $24.1 million in the same period one year ago.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com.  The live webcast will begin at 1:30 p.m. Pacific time on October 27, 2009.  The webcast replay will be available after 5:00 p.m. Pacific time on October 27, 2009.

Investors can also listen to the live call at 1:30 p.m. Pacific time on October 27, 2009 by calling (800) 230-1085 or (612) 234-9960.  The conference call replay will be available after 5:00 p.m. Pacific time on October 27, 2009 through 11:59 p.m. Pacific time on November 3, 2009 at (800) 475-6701 or (320) 365-3844.  The access code is 117387.

About IDT
With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol "IDTI". Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, customer ordering patterns, channel inventory, anticipated trends in Company sales, expenses and profits, and macroeconomic conditions involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations.  Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings.  The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 29, 2009.  All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
The Company presents non-GAAP financial measures because the financial community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude impairment charges, acquisition-related charges, share-based compensation expense and certain other expenses and benefits.  Management uses these non-GAAP measures to manage and assess the profitability of the business.  These non-GAAP results are also consistent with another way management internally analyzes IDT’s results and may be useful.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies.

###
IDT, Hollywood Quality Video, HQV, PanelPort, Tundra, Vida, ViewXpand and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	Sept 27,	June 28,	Sept 28,	Sept 27,	Sept. 28,
	2009	2009	2008	2009	2008
Revenues	$139,504	$115,954	$200,541	255,458	388,749
Cost of revenues	88,373	68,789	113,388	157,162	217,137

Gross profit	51,131	47,165	87,153	98,296	171,612

Operating expenses:
Research and development	41,455	36,315	41,532	77,770	85,151
Selling, general and administrative	30,662	25,435	32,211	56,097	65,176

Total operating expenses	72,117	61,750	73,743	133,867	150,327

Operating income (loss)	(20,986)	(14,585)	13,410	(35,571)	21,285
Gain on divestiture	82,747	-	-	82,747	-
Interest income and other, net	1,199	1,425	384	2,624	1,849
Interest expense	(11)	(19)	(15)	(30)	(33)

Income (loss) before income taxes	62,949	(13,179)	13,779	49,770	23,101
Provision for income taxes	2,409	942	2,104	3,351	2,272

Net income (loss)	$60,540	$(14,121)	$11,675	46,419	20,829

Net income (loss) per share:

Basic	$0.37	$(0.09)	$0.07	$0.28	$0.12
Diluted	$0.36	$(0.09)	$0.07	$0.28	$0.12
Weighted average shares:
Basic	165,591	165,430	169,570	165,511	170,325
Diluted	166,075	165,430	169,752	165,853	170,586

INTEGRATED DEVICE TECHNOLOGY, INC.

RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	Sept 27,	June 28,	Sept. 28,	Sept. 27,	Sept. 28,
	2009	2009	2008	2009	2008
GAAP Net Income (Loss)	$60,540	$(14,121)	$11,675	$46,419	$20,829
GAAP Diluted Income (Loss) Per Share	$0.36	$(0.09)	$0.07	$0.28	$0.12
Acquisition Related:
Amortization of acquisition related intangibles	6,109	5,219	20,592	11,328	41,452
Acquisition related costs (1)	353	3,593	(3)	3,946	(6)
Gain on divestiture of NWD assets	(82,747)	-	-	(82,747)	-
Assets impairment	-	2,002	-	2,002	-
Inventory FMV amortization	7,634	-	-	7,634	-
Restructuring Related:
Severance and retention costs	14,021	1,479	471	15,500	1,305
Facility closure costs (2)	13	23	19	36	95
Fabrication production transfer costs	322	-	-	322	-
Other:
Compensation expense (benefit)—deferred compensation plan (3)	1,112	889	(751)	2,001	(715)
Loss (gain) on deferred compensation plan securities (3)	(1,111)	(876)	711	(1,987)	689
Stock-based compensation expense	3,919	4,260	8,642	8,179	16,771
Tax effects of Non-GAAP adjustments (4)	2,028	1,008	1,910	3,036	2,034
Non-GAAP Net Income	$12,193	$3,476	$43,266	$15,669	$82,454
Non-GAAP Diluted Earnings Per Share	$0.07	$0.02	$0.25	$0.09	$0.48
Weighted average shares:
Basic	165,591	165,430	169,570	165,511	170,325
Diluted	166,075	165,575	169,752	165,853	170,586

GAAP gross profit	51,131	47,165	87,153	98,296	171,612
Acquisition Related:
Amortization of acquisition related intangibles	4,262	3,920	14,570	8,182	29,341
Assets impairment	-	2,002	-	2,002	-
Inventory FMV amortization	7,634	-	-	7,634	-
Fabrication production transfer costs	322	-	-	322	-
Restructuring Related:
Severance and retention costs	5,708	55	-	5,763	656
Facility closure costs (2)	4	8	3	12	28
Other:
Compensation expense (benefit)—deferred compensation plan (3)	156	124	(105)	280	(99)
Stock-based compensation expense	995	626	1,184	1,621	1,970
Non-GAAP gross profit	70,212	53,900	102,805	124,112	203,508

GAAP R&D Expenses:	41,455	36,315	41,532	77,770	85,151
Acquisition Related:
Amortization of acquisition related intangibles	-	-	(19)	-	(38)
Acquisition related costs (1)	-	2	2	2	4
Restructuring Related:
Severance and retention costs	(2,057)	(930)	(453)	(2,987)	(460)
Facility closure costs (2)	(5)	(11)	(16)	(16)	(53)
Other:
Compensation expense (benefit)—deferred compensation plan (3)	(600)	(480)	406	(1,080)	383
Stock-based compensation expense	(2,930)	(2,745)	(5,149)	(5,675)	(10,301)
Non-GAAP R&D Expenses	35,863	32,151	36,303	68,014	74,686

GAAP SG&A Expenses:	30,662	25,435	32,211	56,097	65,176
Acquisition Related:
Amortization of acquisition related intangibles	(1,847)	(1,299)	(6,003)	(3,146)	(12,073)
Acquisition related costs (1)	(353)	(3,595)	1	(3,948)	2
Restructuring Related:
Severance and retention costs	(6,256)	(494)	(18)	(6,750)	(189)
Facility closure costs (2)	(4)	(4)	-	(8)	(14)
Other:
Compensation expense (benefit)—deferred compensation plan (3)	(356)	(285)	240	(641)	233
Stock-based compensation expense	6	(889)	(2,309)	(883)	(4,500)
Non-GAAP SG&A Expenses	21,852	18,869	24,122	40,721	48,635

GAAP Interest income and other, net	1,188	1,406	369	2,594	1,816
Loss (gain) on deferred compensation plan securities (3)	(1,111)	(876)	711	(1,987)	689
Non-GAAP Interest income and other, net	77	530	1,080	607	2,505

GAAP Provision for Income Taxes	2,409	942	2,104	3,351	2,272
Tax effects of Non-GAAP adjustments (4)	(2,028)	(1,008)	(1,910)	(3,036)	(2,034)
Non-GAAP Provision for Income Taxes	381	(66)	194	315	238

(1)  Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees.  Also includes costs associated with our merger with ICS and acquisition of Tundra, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities.

(2)  Consists of ongoing costs associated with the exit of our leased facilities.

(3) Consists of gains and losses on marketable equity securities related to our deferred compensation arrangements and the changes in the fair value of the assets in a separate trust that is invested in Corporate owned life insurance under our deferred compensation plan.

(4) Consists of the tax effects of non-GAAP adjustments related to acquisitions and stock-based compensation expense.

INTEGRATED DEVICE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Sept 27,	March 29,
(In thousands)	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$176,460	$136,036
Short-term investments	182,401	160,037
Accounts receivable, net	59,897	54,894
Inventories	64,634	69,722
Deferred Taxes	1,696	1,696
Prepaid and other current assets	21,674	19,881

Total current assets	506,762	442,266

Property, plant and equipment, net	72,287	71,561
Goodwill	101,225	89,404
Acquisition-related intangibles	65,201	50,509
Other assets	26,495	24,627

TOTAL ASSETS	$771,970	$678,367

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,988	$25,837
Accrued compensation and related expenses	19,251	18,820
Deferred income on shipments to distributors	17,010	16,538
Income taxes payable	3,471	457
Other accrued liabilities	30,336	21,206

Total current liabilities	106,056	82,858

Deferred tax liabilities	3,381	3,220
Long term income taxes payable	21,011	20,907
Other long term obligations	25,794	14,314

Total liabilities	156,242	121,299

Stockholders' equity	615,728	557,068

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$771,970	$678,367